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                                                                 EXHIBIT 10.12.3

                [RECYCLING INDUSTRIES, INC. LOGO APPEARS HERE]



                                 July 17, 1996



Mr. Wes Weissman
Weissman Industries, Inc.
1500 Airline Highway
Waterloo, IA  50703

Via Fax:  (702) 233-0453

Dear Wes:

     It was great to talk to you today. I greatly appreciate your agreeing to take $1.5 million of Recycling Industries, Inc. stock as part of the acquisition of Weissman Industries, Inc.

     This letter will serve as an Amendment to the Stock Purchase Agreement between Weissman Industries, Inc. and Recycling Industries, Inc. dated July 1, 1996 (the "Stock Purchase Agreement").

     The parties hereby agree to alter the terms of the Stock Purchase Agreement as follows:

     1. Purchase Price remains $12.4 million, subject to adjustment as provided in the Stock Purchase Agreement.
     2.   Payment $10.9 million in cash at Closing.
     3.   $1.5 million in Recycling Industries, Inc. common stock.
     4. The common stock will be issued at $4.125. Therefore, 363,637 shares of Recycling Industries, Inc. common stock will be issued to you. You will have the right to transfer all of these shares of common stock to Weissman Financial, a Nevada general partnership, and the guaranty set forth in paragraph six below, will be transferable to Weissman Financial to the same extent as the shares are transferred.
     5. The shares will be registered and free trading no later than September 30, 1996.
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Mr. Wes Weissman
July 17, 1996
Page 2


     6. Additionally, Recycling Industries, will guarantee that you will be able to sell these shares at a price of not less than $4.125 per share within three years from Closing. This guarantee will be secured by a second security position on the equipment and real estate of Weissman Industries, Inc. located in Waterloo, Iowa. The principal balance of the first security position cannot exceed $3.5 million. While the security interest is outstanding, Recycling Industries will not sell any equipment or real estate of Weissman Industries, Inc. without substituting collateral of equal or greater value.

     7. At the closing, the parties will enter into a mutually acceptable guaranty and security agreement on the terms set forth herein.

     8. Except as otherwise modified by this Agreement, the terms of the Stock Purchase Agreement remain in full force and effect.

                                    Sincerely,
AGREED AND ACCEPTED:

/s/ Wes Weissman                    /s/ Thomas J. Wiens
___________________________         Thomas J. Wiens
Wes Weissman                        Chairman and Chief Executive Officer